FORM 13F SUMMARY PAGE



Report Summary:

         Number of Other Included Managers:                   1

         Form 13F Information Table Entry Total:              3,388

         Form 13F Information Table Value Total               8,307,524
                                                              (thousands)


List of Other Included Managers:

         Provide a numbered list of the name(s) and Form 13F file number(s) of all institutional investment managers with respect to which this report is filed, other than the manager filing this report.

            No.                 Form 13F File Number        Name
            ---                 --------------------        ----
            1                   28-1159                     Lehman Brothers Inc.


         Please note that confidential information has been omitted from this report and filed separately with the Securities and Exchange Commission.